SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vertical Capital Income Fund

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

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2)	Aggregate number of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4)	Proposed maximum aggregate value of transaction:

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5)	Total fee paid:

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☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

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2)	Form, Schedule or Registration Statement No.:

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3)	Filing Party:

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4)	Date Filed:

Vertical Capital Income Fund

Proxy Fight – Non voting

Good day. May I please speak with Mr. /Mrs. __________________?

Hello Mr. /Mrs. ______________. My name is (Agent Name). I am calling on behalf of your investment with Vertical Capital Income Fund and the meeting that will take place on August 30th.

The Fund Board recommends that you vote FOR both proposals on the WHITE card. Will you be supporting the board’s recommendations?

If yes: Ask for their 16 digit control number to vote on proxyvote.com ( WHITE card)

If they state they have already voted for dissident: If you have already voted the green card you can change your vote by voting your enclosed WHITE proxy card. Voting a later dated WHITE proxy card will supersede any previously voted green card.

If they state they have already voted for management: Mr. /Mrs. __________________, there is no need for you to vote again. Should you receive the material from the dissident that includes the green card, you can ignore it. Please disregard. No further action is needed.

Mr. / Mrs. _____________ I appreciate you taking the time to speak with me today. If you should have any questions you can contact our office at 833-782-7194 until 10 p.m. EST today.